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          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                             LJ INTERNATIONAL INC.
                          TO BE HELD DECEMBER 15, 1999

  The undersigned hereby appoints Yu Chuan Yih as the lawful agent and Proxy of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of LJ International Inc. held of record by the undersigned as of the close of business on November 9, 1999, at the Annual Meeting of Shareholders to be held on Wednesday, December 15, 1999, or any adjournment or postponement.

1.ELECTION OF DIRECTORS

__FOR all nominees           ___WITHHOLD
  listed below                  AUTHORITY to
  (except as marked             vote for all
  to the contrary               nominees listed
  below)                        below

                             Y.C. Yih, K.M. Au, L. Wang, P. Yue

    (INSTRUCTION: To withhold authority to vote for any nominees, write the nominees' names on the space provided below.)

   -----------------------------------------------------

2. To approve an amendment to the 1998 Stock Compensation Plan increasing the authorized number of shares of common stock from 2,000,000 to 4,000,000 (the "1998 Stock Compensation Plan Amendment Proposal").
                [_] FOR   [_] AGAINST   [_] ABSTAIN

3. To approve an amendment to the Memorandum of Association of the Company to provide that the authorized capital shall be restated to be made up of two classes of shares divided into 80,000,000 shares of common stock, US$0.01 par value, and 20,000,000 shares of preferred stock, US$0.01 par value (the "Authorization of Preferred Stock Proposal").
                [_] FOR   [_] AGAINST   [_] ABSTAIN

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4. To ratify and approve the Securities Purchase Agreement, dated October 29,
   1999, and all transactions contemplated thereby, including the issuance of up to $10,500,000 of convertible debentures and all shares issuable upon conversion thereof (the "Sale of Convertible Debentures Proposal").

                [_] FOR   [_] AGAINST   [_] ABSTAIN

5. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the meeting, or any adjournment or postponement.

   It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS PROPOSED IN ITEM (1) AND IN FAVOR OF ITEMS (2), (3) AND (4).

   The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that the Proxy or his substitutes may do by virtue hereof.

   Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                Dated: _________________ , 1999

                                                _______________________________
                                                Signature

                                                _______________________________
                                                Signature if held jointly

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

     [_] PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE MEETING.